EXHIBIT VIII

    Each of the undersigned hereby authorizes Luxottica Group S.p.A., in accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), to file, on behalf of each of the undersigned, any statement required to be signed by the undersigned, on Schedule 13D pursuant to Rule 13d-1 under the 1934 Act and any amendment thereto pursuant to Rule 13d-2 under the 1934 Act.

    Each of the undersigned represents that he or it is individually eligible to use Schedule 13D, and acknowledges his or its responsibility for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein. However, each of the undersigned is not responsible for the completeness or accuracy of the information concerning the other persons making the filing of
Schedule 13D unless such undersigned knows or has reason to believe that such information is inaccurate.

Dated: May 22, 1995

                                                LUXOTTICA U.S. HOLDINGS CORP.

 /s/ Leonardo Del Vecchio                       By: /s/ Claudio Del Vecchio
 ...................................               ............................
 Leonardo Del Vecchio                               Claudio Del Vecchio
                                                    President



LUXOTTICA S.P.A.                                AVANT-GARDE OPTICS, INC.


By:  /s/ Claudio Del Vecchio                    By: /s/ Claudio Del Vecchio
     ...................................            ............................
     Claudio Del Vecchio                            Claudio Del Vecchio
     Managing Director                              Executive Vice President



LA MECCANOPTICA LEONARDO S.P.A.                 LUXOTTICA ACQUISITION CORP.


By:  /s/ Roberto Chemello                       By:  /s/ Claudio Del Vecchio
     ...................................            ............................
     Roberto Chemello                               Claudio Del Vecchio
     Chairman                                       President